Exhibit 4.2

HCA INC.,
THE GUARANTORS NAMED ON SCHEDULE I HERETO,
and
•,
as Trustee

INDENTURE

Dated as of •
Debt Securities

i

     INDENTURE, dated as of •, 201• (the “Indenture”), among HCA Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined below), • (the “Trustee”) and, if applicable, • as the Registrar, Paying Agent and Transfer Agent.
RECITALS
     The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of senior unsecured and secured debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.
     The Issuer and the Initial Guarantors (as defined below) have duly authorized the execution and delivery of this Indenture. All things necessary to make this Indenture a valid agreement of the Issuer and the Initial Guarantors, in accordance with its terms, have been done.
     This Indenture is subject to the provisions of the Trust Indenture Act (as defined below), as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     Section 101 Definitions.
     Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:
     (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
     (4) any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

     (5) the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (6) “including” means including without limitation;
     (7) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”);
     (8) provisions apply to successive events and transactions;
     (9) the term “merger” includes a statutory share exchange and the terms “merge” and “merged” have correlative meanings;
     (10) the masculine gender includes the feminine and the neuter; and
     (11) references to agreements and other instruments include subsequent amendments and supplements thereto.
     Certain terms used principally in certain Articles hereof are defined in those Articles.
     Except as otherwise expressly provided in or pursuant to this Indenture, for all purposes of this Indenture, references to the conversion or exchange of any Securities for or into other securities or property shall not include the exchange of Securities of any series for other Securities of the same series.
     “Act,” when used with respect to any Holders, has the meaning specified in Section 104(1).
     “Additional Amounts” means any additional amounts which are required by this Indenture or by any Security, or by the terms of any Security established pursuant to Section 301, under circumstances specified herein or therein, to be paid by the Issuer or any Guarantors in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on Holders specified herein or therein.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent” means any Person acting as a Paying Agent, Transfer Agent, Security Registrar, collateral agent, calculation agent or foreign currency agent, as applicable.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and/or Clearstream that apply to such transfer or exchange.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 612 to act on behalf of the Trustee to authenticate Securities of one or more series.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

     “Board of Directors” means the board of directors of the Issuer or any committee of that board duly authorized to act generally or in any particular respect for the Issuer hereunder. The term “board of directors” means the board of directors of the Issuer and does not include committees of the board of directors.
     “Board Resolution” means a copy of one or more resolutions to have been duly adopted by the Board of Directors and to be in full force and effect on the date delivered to the Trustee.
     “Business Day” means, unless otherwise specified with respect to the Securities of any series pursuant to Section 301, any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close; provided that such term shall mean, when used with respect to any payment of principal of, or premium or interest, if any, on, or Additional Amounts with respect to, the Securities of any series to be made at any Place of Payment for such Securities, unless otherwise specified pursuant to Section 301 with respect to such Securities, any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment are authorized or obligated by law, regulation or executive order to close.
     “Clearstream” means Clearstream Banking, Société Anonyme.
     “Collateral” means, collectively, all of the property and assets that are from time to time subject to the Lien of the security documents including the Liens, if any, required to be granted pursuant to the Indenture.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Corporate Trust Office” means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at • .
     The term “Corporation” includes corporations, partnerships, associations, limited liability companies and other companies, and business trusts. The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.
     “Currency,” with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Defaulted Interest” has the meaning specified in Section 307.
     “Depository” means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as depository by the Issuer in or pursuant to this Indenture, and, unless otherwise provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “Depository” shall mean, with respect to any Securities, the depository which has been appointed with respect to such Securities.

     “Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.
     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.
     “Event of Default” has the meaning specified in Section 501.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.
     “Foreign Currency” means any Currency, currency unit or composite currency, including, without limitation, the Euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.
     “GAAP” means, unless otherwise specified with respect to any series of Securities pursuant to Section 301, such accounting principles as are generally accepted in the United States of America as of the date or time of any computation required hereunder.
     “Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the relevant Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the Holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

     “Guarantee” means a guarantee of any Securities by a Guarantor as contemplated by Article Fifteen; provided that the term “Guarantee,” when used with respect to any Security or with respect to the Securities of any series, means a guarantee of such Security or of the Securities of such series, respectively, by a Guarantor of such Security or of the Securities of such series, respectively, as contemplated by Article Fifteen.
     “Guarantor” means the Initial Guarantor list on schedule I hereto and any other Person who shall have become a Guarantor under this Indenture pursuant to Section 301 or 901 hereof, in each case unless and until a successor Person shall have been substituted for such Guarantor pursuant to the applicable provisions of this Indenture established pursuant to Section 301 or 901, at which time references to such Guarantor shall mean such successor Person; provided that the term “Guarantor”, when used, with respect to any Security or the Securities of any series, means the Persons who shall from time to time be the guarantors of such Security or the Securities of such series, respectively, as contemplated by Article Fifteen.
     “Guarantor’s Board of Directors” means, with respect to any Guarantor, the board of directors, managers, partners or other managing body of such Guarantor or any committee of that board duly authorized to act generally or in any particular respect for such Guarantor hereunder.
     “Guarantor’s Board Resolution” means, with respect to any Guarantor, a copy of one or more resolutions to have been duly adopted by such Guarantor’s Board of Directors or by the Board of Directors of such Guarantor’s general partner, managing partner or managing member and to be in full force and effect on the date delivered to the Trustee.
     “Guarantor’s Officer’s Certificate” means, with respect to any Guarantor, a certificate signed by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Guarantor or of such Guarantor’s general partner, managing partner or managing member, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act. In the event that Guarantor’s Officer’s Certificates relating to the same matter shall be delivered by two or more Guarantors on the same date, such certificates may be combined into a single certificate, provided that the certifications made by each Guarantor therein shall be several and not joint certifications of each such Guarantor.
     “Guarantor Request” means, with respect to any Guarantor, a written request signed in the name of such Guarantor by the Chairman, the Chief Executive Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Guarantor or of such Guarantor’s general partner, managing partner or managing member, and delivered to the Trustee. In the event that Guarantor’s Requests relating to the same matter shall be delivered by two or more Guarantors on the same date, such requests may be combined into a single document, provided that the requests made by each Guarantor therein shall be several and not joint requests of each such Guarantor.
     “Holder,” means a Person in whose name a Security is registered in the Security Register.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security or Guarantee, by the terms and provisions of such Security or such Guarantee, as the case may be, established pursuant to Section 301 (as such terms and provisions may be amended pursuant to the applicable provisions hereof), provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of those particular series of Securities for which such Person is Trustee established pursuant to Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.
     “Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.
     “Initial Guarantor” or “Initial Guarantors” means the Guarantors listed on Schedule I hereto.
     “interest,” with respect to any Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.
     “Interest Payment Date,” with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
     “Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person and any other obligor upon the Securities.
     “Issuer Request” and “Issuer Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Issuer by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer, and delivered to the Trustee.
     “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

     “Maturity,” with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture or such Security, whether at the Stated Maturity or by declaration of acceleration, upon redemption at the option of the Issuer, upon repurchase or repayment at the option of the Holder or otherwise, and includes a Redemption Date for such Security and a date fixed for the repurchase or repayment of such Security at the option of the Holder.
     “Office” or “Agency,” with respect to any Securities, means an office or agency of the Issuer maintained or designated in a Place of Payment for such Securities pursuant to Section 1002 or any other office or agency of the Issuer maintained or designated for such Securities pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee.
     “Officer” means the Chairman, the Chief Executive Officer, the President, any Executive Vice President, the Chief Financial Officer or a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer, a Guarantor or such Guarantor’s general partner, managing partner or managing member, as applicable.
     “Officer’s Certificate” means a certificate signed by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer or a Guarantor, as applicable that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer or a Guarantor or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.
     “Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for an amount less than the principal face amount thereof to be due and payable upon declaration of acceleration pursuant to Section 502.
     “Outstanding,” when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:
(1)	any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(2)	any such Security for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 402) with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)	any such Security with respect to which the Issuer has effected defeasance or covenant defeasance pursuant to Section 402, except to the extent provided in Section 402;

(4)	any such Security which has been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Issuer; and

(5)	Securities as to which any property deliverable upon conversion thereof has been delivered (or such delivery has been made available), or as to which any other particular conditions have been satisfied, in each case as may be provided for such Securities as contemplated in Section 301;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 502 at the time of such determination, and (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) the principal amount of a Security denominated in a Foreign Currency that may be counted in making such determination and that shall be deemed Outstanding for such purposes shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iv) Securities owned by the Issuer, a Guarantor of the Securities or any other obligor upon the Securities, or any Affiliate of the Issuer or any such Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Issuer or a Guarantor of the Securities any other obligor upon the Securities or an Affiliate (other than a Trust) of the Issuer or a Guarantor of the Securities or such other obligor.
     “Paying Agent” means any Person authorized by the Issuer to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security on behalf of the Issuer.
     “Person” and “person” mean any individual, Corporation joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     “Place of Payment,” with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to such Security are payable as provided in or pursuant to this Indenture or such Security.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security.
     “Redemption Date,” with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.
     “Redemption Price,” with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security.
     “Regular Record Date” for the interest payable on any Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the record date for the payment of such interest.
     “Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having direct responsibility for matters pertaining to this Indenture and also means, with respect to a particular corporate trust matter, any other officer or employee of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
     “Securities Act” means the Securities Act of 1933, as amended, or any successor thereto, in each case as amended from time to time.
     “Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities,” with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
     “Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Issuer that would constitute a “significant subsidiary,” as such term is defined under Rule 1-02(w) of Regulation S-X of the Commission as in effect on the date of this Indenture.
     “Special Record Date” for the payment of any Defaulted Interest on any Security means a date fixed by the Trustee pursuant to Section 307(1).
     “Stated Maturity,” with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.
     “Subsidiary” means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and (ii) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the equity ownership, whether in the form of membership, general, special or limited partnership interests or otherwise, is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such person at such time.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.
     “United States,” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and the term “United States of America” means the United States of America.
     “United States Alien,” except as otherwise provided in or pursuant to this Indenture or any Security, means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.
     “Vice President,” when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”
     Section 102 Compliance Certificates and Opinions.
     Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Issuer or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee, if requested by the Trustee, an Officer’s Certificate or a Guarantor’s Officer’s Certificate, as the case may be, stating that all conditions precedent, if any, provided for in this

Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished by the Issuer, and except that no such Officer’s Certificate or Opinion of Counsel shall be required in connection with the execution of a supplemental indenture contemporaneously with the execution of this Indenture.
     Section 103 Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Issuer or a Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer, a Guarantor, a governmental official or officers or any other Person or Persons stating that the information with respect to such factual matters is in the possession of the Issuer or such Guarantor, as the case maybe be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.
     Section 104 Acts of Holders.
     (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Issuer or a

Guarantor and any agent of the Trustee, the Issuer or such Guarantor, if made in the manner provided in this Section.
     (2) Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or the Securities to be made, given or taken by Holders, and a Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such Depository’s standing instructions and customary practices.
     (3) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.
     (4) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.
     (5) If the Issuer shall solicit from the Holders of any Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may at its option (but is not obligated to), by Board Resolution fix in advance a record date for the determination of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
     (6) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Issuer in reliance thereon, whether or not notation of such Act is made upon such Security.
     Section 105 Notices, etc., to Trustee, Issuer and Guarantors.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder, a Guarantor or the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office, or
     (2) the Issuer or a Guarantor by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery to the Issuer or such Guarantor, as the case may be, addressed to the attention of its General Counsel at the address of the Issuer’s principal office set forth below, or as set forth in any supplemental indenture or at any other address furnished in writing to the Trustee by the Issuer as such Guarantor, as the case may be.
     If to the Issuer or any Guarantor:
One Park Plaza
Nashville, Tennessee 37203
Fax No.: (615) 344-1531; Attention: General Counsel
Fax No.: (866) 741-5906; Attention: Treasurer
     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
     Section 106 Notice to Holders of Securities; Waiver.
     Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders of Securities if in writing and mailed, first-class postage prepaid, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery or delivered by electronic transmission to each Holder of a Security affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
     In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depository for such Security (or its designee), pursuant to the Applicable Procedures of the Depository, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.
     If a notice or communication is made in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Issuer gives notice or communication to Holders, it shall provide a copy to the Trustee and each Agent, as applicable, at the same time.
     Section 107 Conflict with Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such required provision shall control.

     Section 108 Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 109 Successors and Assigns.
     All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee, Registrar, Paying Agent and Transfer Agent, as applicable, in this Indenture shall bind their successors and assigns, whether so expressed or not.
     Section 110 Separability Clause.
     In case any provision in this Indenture, any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.
     Section 111 Benefits of Indenture.
     Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than the parties hereto, any Agent, Any Authenticating Agent and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 112 Governing Law.
     THIS INDENTURE, THE SECURITIES AND THE GUARANTEES OF THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 113 Legal Holidays.
     Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of, or any other day on which a payment is due with respect to, any Security shall be a day which is not a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security other than a provision in any Security or in the Board Resolution, Officer’s Certificate or supplemental indenture establishing the terms of any Security that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or other payment date, as the case may be, to the next succeeding Business Day.
     Section 114 Waiver of Jury Trial.

     EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE REGISTRAR, PAYING AGENT AND TRANSFER AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.
     Section 115 Force Majeure.
     In no event shall the Trustee, Paying Agent, Registrar or Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
     Section 116 Counterparts.
     This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
     Section 117 Extension of Payment Dates.
     In the event that (i) the terms of any Security or any Guarantee established in or pursuant to this Indenture permit the Issuer , any Guarantor or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, with respect to such Security or Guarantee, as the case may be, is due and payable and (ii) the due date for any such payment shall have been so extended, then all references herein to the Stated Maturity of such payment (and all references of like import) shall be deemed to refer to the date as so extended.
     Section 118 Immunity of Shareholders, Directors, Officers and Agents of the Issuer and Any Guarantor.
     No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security or Guarantee, or because of any indebtedness evidenced thereby, or for any claim based thereon or otherwise in respect thereof, shall be had against any past, present or future shareholder, incorporator, employee, officer or director, as such, of the Issuer or any predecessor or successor to the Issuer or any Guarantor, either directly or through the Issuer or any Guarantor or any such predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities; it being expressly understood that, without limitation to the foregoing, this Indenture, the Securities and the Guarantees and the obligations created hereunder and thereunder are solely corporate, limited liability company, partnership, limited partnership or similar obligations, as the case may be, of the Issuer and the respective Guarantors and that no such personal liability whatever shall attach to, or is or shall be incurred by, any past, present or future shareholder, incorporator, employee, officer or director, as such, of the Issuer or any Guarantor or any of their respective predecessors or successors, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or Guarantee implied herefrom or therefrom and that any and all such personal liability of every type and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such past, present or future shareholder, incorporator, employee, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or Guarantee or implied herefrom or therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Securities. As used in this Section 118, all references to “shareholders” shall be deemed to mean, with respect to any Person, any past, present or future Holder or owner of an equity interest in such Person, including, without limitation, owners or holders of capital stock, limited or general partnership interests and limited liability company interests.
ARTICLE TWO
SECURITIES FORMS
     Section 201 Forms Generally.
     The Securities of each series shall be in substantially such form or forms as shall be established by or pursuant to a Board Resolution or, subject to Section 303, set forth in, or determined in the manner provided in, an Officer’s Certificate pursuant to a Board Resolution, or in one or more indentures supplemental hereto, and any Guarantee or any Security issued pursuant to this Indenture shall be in the form established by or pursuant to a Guarantor’s Board Resolution or a Guarantor’s Officer’s Certificate pursuant to a Guarantor’s Board Resolution, or established in one or more indentures supplemental hereto, and in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depository therefor or as may, consistently herewith, be determined by the Officer executing such Securities, as evidenced by his or her execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 303 for the authentication and delivery of such Securities. If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.
     Anything herein to the contrary notwithstanding, there shall be no requirement that any Security have endorsed thereon or attached thereto a Guarantee or a notation of a Guarantee, but such a Guarantee or notation of a Guarantee may be endorsed thereon or attached thereto as contemplated by this Section 201.
     Section 202 Form of Trustee’s Certificate of Authentication.
     Subject to Section 612, the Trustee’s certificate of authentication shall be in substantially the following form:
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

•, as Trustee
By:
Authorized Signatory

     Section 203 Form of Legend for Global Notes.
     Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby or as required by Applicable Procedures, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
     [Insert, if applicable — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]
     [Insert, if applicable — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

ARTICLE THREE
THE SECURITIES
     Section 301 Amount Unlimited; Issuable in Series.
     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series.
     With respect to any Securities to be authenticated and delivered hereunder, there shall be established in or pursuant to one or more Board Resolutions, as applicable, or Guarantor’s Board Resolutions, or set forth in an Officer’s Certificate or one or more Guarantor’s Officer’s Certificate pursuant to a Board Resolution, as applicable, or established in one or more indentures supplemental hereto, prior to the issuance of any Securities of a series,
     (1) the title of the Securities of such series;
     (2) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 905 or 1107, upon repayment in part of any Security of such series pursuant to Article Thirteen or upon surrender in part of any Security for conversion or exchange into Common Shares or other securities or property pursuant to its terms), and if such series may not be reopened from time to time for the issuance of additional Securities of such series;
     (3) if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 305, (iii) the name of the Depository with respect to any such global Security and (iv) if applicable and in addition to the Persons specified in Section 305, the Person or Persons who shall be entitled to make any endorsements on any such global Security and to give the instructions and take the other actions with respect to such global Security contemplated by the first paragraph of Section 203;
     (4) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal and premium, if any, of such Securities is payable;
     (5) the rate or rates at which such Securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall begin to accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on Securities on any Interest Payment Date, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;
     (6) if in addition to or other than the place where the Corporate Trust Office of the Trustee may from time to time be located, the place or places where the principal of, premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities shall be payable, any of such Securities that are Securities may be surrendered for registration of transfer or exchange, any of such Securities may be surrendered for conversion or exchange and notices or demands to or upon the Issuer in respect of such Securities and this Indenture may be served;
     (7) whether any of such Securities are to be redeemable at the option of the Issuer and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Issuer;
     (8) if the Issuer is obligated to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;
     (9) if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;
     (10) if other than the principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion is to be determined;
     (11) if other than Dollars, the Foreign Currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities shall be payable;
     (12) if the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities are to be payable, at the election of the Issuer or a Holder thereof or otherwise, in Dollars or in a Foreign Currency other than that in which such Securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are stated to be payable and the Currency in which such Securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Issuer or a Holder thereof or otherwise, in a Foreign Currency;
     (13) if the amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the method by which such amounts shall be determined and paid or payable;
     (14) any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer or any Guarantors with respect to such Securities or the related Guarantees (whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein), and, if any additional covenants not contained in this Indenture as of its date shall be applicable with respect to such Securities, whether Section 1006 shall be applicable with respect to any such additional covenants;
     (15) if any one or more of the provisions of Section 401 relating to satisfaction and discharge, Section 402(2) relating to defeasance or Section 402(3) relating to covenant defeasance shall not be applicable to the Securities of such series, and any covenants in addition to or other than those covenants, if any, specified in Section 402(3) relating to the Securities of such series which shall be subject to covenant defeasance, and, if the Securities of such series are subject to repurchase or repayment at the option of the Holders thereof pursuant to Article Thirteen, if the Issuer’s obligation to repurchase or repay such Securities will not be subject to satisfaction and discharge pursuant to Section 401 or to defeasance pursuant to Section 402, and, if the Holders of such Securities have the right to convert or exchange such Securities into Common Shares or other securities or property, if the right to effect such conversion or exchange will be subject to satisfaction and discharge pursuant to Section 401 or to defeasance or covenant defeasance pursuant to Section 402, and any deletions from, or modifications or additions to, the provisions of Article Four in respect of the Securities of such series;
     (16) if any of such Securities are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;
     (17) whether and under what circumstances the Issuer or any Guarantor of such Securities will pay Additional Amounts on such Securities or its Guarantee of such Securities, as the case may be, to any Holder who is a United States Alien in respect of specified taxes, assessments or other government charges and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such Additional Amounts;
     (18) if there is more than one Trustee, the identity of the Trustee and, if not the Trustee, the identity of each Security Registrar, Paying Agent, Transfer Agent or Authenticating Agent, as applicable, with respect to such Securities;

     (19) the Person to whom any interest on any Security of such series shall be payable, if other than the Person in whose name the Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, and the extent to which, or the manner in which, any interest payable on a temporary global Security will be paid if other than in the manner provided in this Indenture;
     (20) the names of the Guarantors of the Securities of such series (which may, but need not, include any or all of the Initial Guarantors) and the terms of the Guarantees of the Securities of such series, including, without limitation, any deletions from, or modifications or additions to, the provisions of Article Sixteen or any other provisions of this Indenture in connection with the Guarantees of the Securities of such series;
     (21) whether the Securities of such series or any Guarantees of such Securities are to be secured by any property, assets or other collateral and, if so, the applicable collateral, any deletions from, or modifications or additions to, the provisions of Article Sixteen hereof or any other provisions of this Indenture in connection therewith or in connection with any other instrument or agreement entered into in connection therewith; and
     (22) any other terms of such Securities and the Guarantees of such Securities (whether or not such other terms are consistent or inconsistent with any other terms of this Indenture) and any deletions from or modifications or additions to this Indenture in respect of such Securities or such Guarantees.
     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth, or determined in the manner provided, in the Officer’s Certificate pursuant to a Board Resolution referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at one time and, unless otherwise provided in or pursuant to the Board Resolution referred to above and, subject to Section 303, set forth, or determined in the manner provided, in the Officer’s Certificate pursuant to a Board Resolution referred to above or pursuant to authority granted by one or more Board Resolutions or in any such indenture supplemental hereto with respect to a series of Securities, additional Securities of a series may be issued, at the option of the Issuer, without the consent of any Holder, at any time and from time to time.
     If any of the terms of the Securities of any series or any Guarantee of the Securities of any series shall be established by action taken by or pursuant to one or more Board Resolutions or Guarantor’s Board Resolutions, such Board Resolutions or Guarantor’s Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the Guarantor’s Officer’s Certificate setting forth the terms of such series.
     Section 302 Currency; Denominations.
     Unless otherwise provided in or pursuant to this Indenture, the principal of, any premium and interest on and any Additional Amounts with respect to the Securities shall be payable in

Dollars. Unless otherwise provided in or pursuant to this Indenture, Securities denominated in Dollars shall be issuable in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.
     Section 303 Execution, Authentication, Delivery and Dating.
     Securities shall be executed on behalf of at least one Officer of the Issuer and may (but need not) have its corporate or other seal or a facsimile thereof reproduced thereon and may be signed by manual or facsimile signature.
     If any Guarantees are to be endorsed on or attached to any Securities, and if such Guarantees provide for the execution thereof by the applicable Guarantors (it being understood and agreed that any such Guarantee may, but need not, provide for the execution by the applicable Guarantors), such Guarantees shall be executed on behalf of an Officer of each applicable Guarantor and may (but need not) have its corporate or other seal or facsimile thereof reproduced thereon. The signature of any of these officers on any Guarantee may be manual or facsimile.
     Securities and any Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer or the applicable Guarantor, as the case may be, shall, to the fullest extent permitted by applicable law, bind the Issuer or such Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities
     At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer, to the Trustee for authentication and, provided that the Board Resolution or Officer’s Certificate pursuant to a Board Resolution (and each Guarantor’s Board Resolution or Guarantor’s Officer’s Certificate pursuant to a Guarantor’s Board Resolution) or supplemental indenture or indentures with respect to such Securities referred to in Section 301 and a Issuer Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Issuer Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities.

     The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 202 or 612 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized signatories. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder..
     Section 304 Temporary Securities.
     Pending the preparation of definitive Securities, the Issuer may execute and deliver to the Trustee and, upon Issuer Order, the Trustee shall authenticate and deliver, in the manner provided in Section 303, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Issuer executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

     Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions set forth in this Indenture or the provisions established pursuant to Section 301, if temporary Securities are issued, the Issuer shall cause definitive Securities to be prepared without unreasonable delay. Except as otherwise provided in or pursuant to this Indenture, after the preparation of definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Except as otherwise provided in or pursuant to this Indenture, upon surrender for cancellation of any one or more temporary Securities, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.
     Section 305 Registration, Transfer and Exchange.
     The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of transfers and exchanges of Securities. The Registrar named in the first paragraph of this instrument is hereby appointed “Security Registrar” for the purpose of registering transfers of and exchanging Securities as herein provided.
     Except as otherwise provided in or pursuant to this Indenture, upon surrender for registration of transfer of any Security of a series at the office or agency of the Issuer in a Place of Payment for such series, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and principal amount.
     Except as otherwise provided in or pursuant to this Indenture, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     The Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture and the applicable Guarantees as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar for such Security duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange of Securities, or any redemption or repayment of Securities, or any conversion or exchange of Securities for other types of securities or property, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 905 or 1107 not involving any transfer.
     If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Issuer shall not be required (A) to issue, register the transfer of or exchange any Securities of such series (or of such series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
     Section 306 Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, subject to the provisions of this Section 306, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
     If there be delivered to the Issuer and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless from and against any and all loss, liability or expense, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
     In case any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel to the Issuer and the fees and expenses of the Trustee and its counsel) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute a separate obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.
     The provisions of this Section, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall (to the extent lawful) be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 307 Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved.
     Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.
     Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Clause (1) or (2) below:
     (1) The Issuer may elect to make payment of any Defaulted Interest to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this Clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be in writing to the Holder of such Security (or a Predecessor Security thereof) at his address as it appears in the Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     Section 308 Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, any Guarantor or the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, any premium and (subject to Sections 305 and 307) interest on and any Additional Amounts with respect to such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security shall be overdue, and none of the Issuer, the Guarantors, the Trustee or any agent of the Issuer any Guarantor or the Trustee shall be affected by notice to the contrary.
     No Holder of any beneficial interest in any global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such global Security, and such Depository may be treated by the Issuer, the Guarantors, the Trustee, and any agent of the Issuer or the Trustee as the owner of such global Security for all purposes whatsoever. None of the Issuer, the Guarantors, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantors, the Trustee, any Paying Agent or the Security Registrar from giving effect to any written certification, proxy or other authorization furnished by the applicable Depository, as a Holder, with respect to a global Security or impair, as between such Depository and the owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as the Holder of such global Security.
     Section 309 Cancellation.
     All Securities surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee in accordance with customary procedures.
     Section 310 Computation of Interest.
     Except as otherwise provided in or pursuant to this Indenture or in the Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
     Section 311 Original Issue Discount.
     If any of the Securities is an Original Issue Discount Security, the Issuer shall file with the Trustee promptly at the end of each calendar year (1) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on such Outstanding Original Issue Discount Securities as of the end of such year and (2) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code.
ARTICLE FOUR
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 401 Satisfaction and Discharge.
     Unless, pursuant to Section 301, the provisions of this Section 401 shall not be applicable with respect to the Securities of any series, upon the direction of the Issuer by a Issuer Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Issuer Order and any Guarantees of such Securities and the Trustee, on receipt of a Issuer Order, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when
     (1) Either
     (a) all Securities of such series theretofore authenticated and delivered (other than (i) Securities that have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

     (b) all Securities of such series not theretofore delivered to the Trustee for cancellation
     (i) have become due and payable, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in the Currency in which such Securities are payable in an amount sufficient to pay and discharge the entire indebtedness on such Securities, including the principal of, any premium and interest on, and, to the extent that the Securities of such series provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit reasonably determinable by the Issuer (in the exercise by the Issuer of its sole and absolute discretion), any Additional Amounts with respect to, such Securities to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;
     (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and
     (3) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.
     In the event there are Securities of two or more series Outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.
     At such time as the Issuer shall have effected satisfaction and discharge of this Indenture with respect to any series of Securities, each Guarantor of the Securities of such series shall (except as provided in the next succeeding paragraph) be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the Securities of such series and all of its other obligations under this Indenture in respect of the Securities of such series, without any action by the Issuer, any Guarantor or the Trustee and without the consent of the Holders of any Securities.

     Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Issuer to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the respective obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.
     Section 402 Defeasance and Covenant Defeasance.
     (1) Unless, pursuant to Section 301, either or both of (i) defeasance of the Securities of or within a series under clause (2) of this Section 402 or (ii) covenant defeasance of the Securities of or within a series under clause (3) of this Section 402 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 402 (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities, and the Issuer may at its option by Board Resolution, at any time, with respect to the Securities of or within such series, elect to have Section 402(2) or Section 402(3) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Section 402. Unless otherwise specified pursuant to Section 301 with respect to the Securities of any series, defeasance under clause (2) of this Section 402 and covenant defeasance under clause (3) of this Section 402 may be effected with respect to any or all of the Outstanding Securities of any series. To the extent that the terms of any Security established in or pursuant to this Indenture permit the Issuer, any of the Guarantors or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, with respect to such Security is due and payable, then unless otherwise provided pursuant to Section 301, the right to extend such date shall terminate upon defeasance or covenant defeasance, as the case may be.
     (2) Upon the Issuer’s exercise of the above option applicable to this Section 402(2) with respect to any Securities of or within a series, the Issuer shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of clause (5) of this Section 402 and the other Sections of this Indenture referred to in clauses (i) through (iv) of this paragraph, and the Issue and the Guarantors of the Securities of such series shall be deemed to have satisfied all of their respective other obligations under such Securities and the Guarantees of such Securities and this Indenture insofar as such Securities or such Guarantees are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely (except as provided in clause (ii) below) from the trust fund described in clause (4)(a) of this Section 402 and as more fully set forth in this Section 402 and Section 403, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities when such payments are due, (ii) the obligations of the Issuer, the Guarantors of the Securities of such series and the Trustee with respect to such Securities under Sections 305, 306, 1002 and 1003 and, if applicable to the Securities of such series, any rights of Holders of such Securities (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series)

to convert or exchange, and the obligations of the Issuer to convert or exchange, such Securities into Common Shares or other securities or property, and, if expressly provided pursuant to Section 301 with respect to the Securities of such series, any rights of Holders of the Securities of such series to require the Issuer to repurchase or repay, and the obligations of the Issuer to repurchase or repay, such Securities at the option of such Holders as contemplated by Article Thirteen hereof, and, if the Securities of such series provide for the payment of Additional Amounts pursuant to Section 1004, the Issuer will remain obligated, following defeasance of this Indenture with respect to the Securities of such series, to pay, and the Guarantees of the Securities of such series will continue to Guarantee (on the terms and subject to the conditions set forth in this Indenture, subject to any other terms of this Indenture, including any terms established pursuant to Section 301 with respect to the Securities of such series, providing for the release and discharge of any Guarantor from its Guarantee of the Securities of such series and its other obligations under this Indenture in respect to the Securities of such series) the payment of, Additional Amounts with respect to such Securities as contemplated by Section 1004, to the extent (and only to the extent) that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to clause 4(a) of this Section 402, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 402 and Sections 403 and 404. The Issuer may exercise its option under this Section 402(2) notwithstanding the prior exercise of its option under Section 402(3) with respect to such Securities. Upon the effectiveness of defeasance with respect to any series of Securities, each Guarantor of the Securities of such series shall (except as provided in clause (ii) of the next preceding sentence) be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the Securities of such series and all of its other obligations under this Indenture in respect of the Securities of such series, without any action by the Issuer, any Guarantor or the Trustee and without the consent of the Holders of any Securities.
     (3) Upon the Issuer’s exercise of the above option applicable to this Section 402(3) with respect to any Securities of or within a series, the Issuer shall be released from its obligations under any covenants applicable to such Securities which are specified pursuant to Section 301 as being subject to covenant defeasance on and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, such covenant defeasance means that with respect to such Outstanding Securities, the Issuer may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and the Guarantees thereof shall be unaffected thereby.
     (4) The following shall be the conditions to application of clause (2) or (3) of this Section 402 to any Outstanding Securities of or within a series:

     (a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Section 402 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) an amount in Dollars or in such Foreign Currency in which such Securities appertaining thereto are then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be, or (2) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on, and, to the extent that such Securities provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit reasonably determinable by the Issuer (in the exercise by the Issuer of its sole and absolute discretion), any Additional Amounts with respect to, such Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest or the applicable Redemption Date, as the case may be, and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.
     (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture.
     (c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit.
     (d) In the case of defeasance pursuant to Section 402(2), the Issuer shall have delivered to the Trustee Opinion of Counsel reasonably acceptable to the Trustee stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or, in the case of covenant defeasance pursuant to Section 402(3), the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
     (e) The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.
     (f) If the monies or Government Obligations or combination thereof, as the case may be, deposited under clause (a) above are sufficient to pay the principal of, and premium, if any, and interest, if any, on and, to the extent provided in such clause (a), Additional Amounts with respect to, such Securities provided such Securities are redeemed on a particular Redemption Date, the Issuer shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.
     (g) Notwithstanding any other provisions of this Section 402(4), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Issuer in connection therewith pursuant to Section 301.
     (5) Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively for purposes of this Section 402(5) and Section 403, the “Trustee”) pursuant to clause (4)(a) of Section 402 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Issuer or any Guarantor of the Securities of the applicable series or any Subsidiary or Affiliate of the Issuer or any such Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.
     Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4)(a) of this Section 402 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 402.
     Section 403 Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Issuer or any Guarantor of the Securities of the applicable series or any Subsidiary or Affiliate of the Issuer or any such Guarantor acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, interest and Additional Amounts for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.
     Section 404 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with Section 402 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the applicable Guarantors’ respective obligations under this Indenture and the Securities of such series and the Guarantees of such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 402 hereof until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such money in accordance with Section 402 hereof, as the case may be; provided that, if the Issuer or any Guarantor makes any payment of principal of, premium and Additional Amounts, if any, or interest on any Securities following the reinstatement of its obligations, the Issuer or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee (or other qualifying trustee) or Paying Agent.
ARTICLE FIVE
REMEDIES
     Section 501 Events of Default.

     “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officer’s Certificate pursuant to a Board Resolution establishing the terms of such series pursuant to this Indenture:
     (1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Securities; or
     (2) default for 30 days or more in the payment when due of interest on or with respect to the Securities; or
     (3) default in the deposit of any sinking fund payment when and as due with respect to any of the Securities of such series; or
     (4) default in the performance, or breach, of any covenant or warranty of the Issuer in the Indenture, and continuance of such default or breach for a period of 60 days after there has been given written notice by the Trustee or the holders of at least 10% in principal amount of the Outstanding debt securities with a copy to the trustee specifying such default or breach and requiring it to be remedied; or
     (5) the Issuer pursuant to or under or within the meaning of any Bankruptcy Law:
     (i) commences proceedings to be adjudicated bankrupt or insolvent;
     (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy law;
     (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
     (iv) makes a general assignment for the benefit of its creditors; or
     (v) generally is not paying its debts as they become due; or;
     (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Issuer in an involuntary case or proceeding; or

     (ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any substantial part of their respective properties; or
     (iii) orders the liquidation of the Issuer;
and, in each case in this clause (6), the order or decree remains unstayed and in effect for 60 consecutive days; or
     (7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or
     (8) any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such series.
     Section 502 Acceleration of Maturity; Rescission and Annulment.
     If any Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 501 hereof) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total Outstanding Securities may declare the principal, premium, if any, interest and any other monetary obligations on all the then Outstanding Securities to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Securities if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders of the Securities.
     Notwithstanding the foregoing, in the case of an Event of Default arising under clause (5) or (6) of Section 501 hereof, all Outstanding Securities shall be due and payable immediately without further action or notice.
     The Holders of a majority in aggregate principal amount of the then Outstanding Securities by written notice to the Issuer and the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, Additional Amounts, if any, or premium that has become due solely because of the acceleration) have been cured or waived.
     Section 503 Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Issuer covenants that if:
     (1) default is made in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any Security when such interest or Additional Amounts, as the case may be, shall have become due and payable and such default continues for a period of 30 days, or
     (2) default is made in the payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any Security at its Maturity, or
     (3) default is made in the deposit of any sinking fund payment when due, the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount of money then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest and Additional Amounts at the rate or respective rates, as the case may be, provided for or with respect to such Securities or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 606.
     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.
     Section 504 Trustee May File Proofs of Claim.
          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Securities including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 505 Trustee May Enforce Claims without Possession of Securities.
     All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security in respect of which such judgment has been recovered.
     Section 506 Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article with respect to the Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of such Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee, Registrar, Transfer Agent and Paying Agent and any predecessor thereof under Section 606;
     SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium, interest and Additional Amounts;
     THIRD: The balance, if any, to the Person or Persons entitled thereto.
     Section 507 Limitations on Suits.

     No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;
     (2) Holders of at least 25% in principal amount of the total Outstanding Securities have requested the Trustee to pursue the remedy;
     (3) Holders of the Securities have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
     (5) Holders of a majority in principal amount of the total Outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.
          A Holder of a Security may not use this Indenture to prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.
     Section 508 Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, premium, if any, Additional Interest, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
     Section 509 Restoration of Rights and Remedies.
     If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.
     Section 510 Rights and Remedies Cumulative.
     To the extent permitted by applicable law and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by applicable law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by applicable law, prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 511 Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall, to the extent permitted by applicable law, impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security may, to the extent permitted by applicable law, be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.
     Section 512 Control by Holders of Securities.
     The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any series,
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
     (3) such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series not joining in such action.
     Section 513 Waiver of Past Defaults.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series may waive any past default hereunder with respect to such series and its consequences, except
     (1) a default in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any Security of such series, or
     (2) a default in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     Section 514 Waiver of Usury, Stay or Extension Laws.
     Each of the Issuer and each of the Guarantors covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Issuer or such Guarantor, as the case may be, from paying all or any portion of the principal of or premium, if any, or interest, if any, on or Additional Amounts, if any, with respect to any Securities (in the case of Issuer) or from paying any amount due under any of its Guarantees (in the case of such Guarantor) as contemplated herein and therein or which may affect the covenants or the performance of this Indenture or the Securities (in the case of Issuer) or this Indenture or any of its Guarantees (in the case of such Guarantor); and each of the Issuer and each Guarantor (to the extent that it may lawfully do so) expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 515 Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and disbursements, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 515 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Securities of any series.
ARTICLE SIX
THE TRUSTEE
     Section 601 Certain Rights of Trustee.
     Subject to Sections 315(a) through 315(d) of the Trust Indenture Act:
     (1) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

     (2) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care;
     (4) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture;
     (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer;
     (6) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it;
     (7) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;
     (8) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
     (10) In the event the Issuer is required to pay Additional Interest, the Issuer will provide written notice to the Trustee of the Issuer’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuer. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.
     Section 602 Notice of Defaults.
          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Securities a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Security, the Trustee may withhold from the Holders notice of any continuing default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a default is received by the Trustee at the Corporate Trust Office of the Trustee.
     Section 603 Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Issuer are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of the Securities or the proceeds thereof.
     Section 604 May Hold Securities.
     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee, the Issuer or any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuer and each Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.
     Section 605 Money Held in Trust.
     Money held by the Trustee in trust hereunder shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer or any Guarantor.
     Section 606 Compensation and Reimbursement.
     The Issuer agrees:
     (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or bad faith; and
     (3) to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or reasonable expense (including, without limitation, the reasonable fees and disbursements of the Trustee’s agents, legal counsel, accountants and experts) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that any such loss, liability or expense was due to the Trustee’s negligence, willful misconduct or bad faith.
     As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a Lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or premium or interest on or any Additional Amounts with respect to Securities.
     Any compensation or expense incurred by the Trustee after a default specified by Section 501 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 606 shall include any predecessor Trustee but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 606. The provisions of this Section 606 shall, to the extent permitted by applicable law, survive any termination of this Indenture (including, without limitation, termination pursuant to any Bankruptcy Laws) and the resignation or removal of the Trustee. As used in this Section 606, “Trustee” shall also include each of the Registrar, Paying Agent and Transfer Agent, as applicable.
     Section 607 Conflicting Interests.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.
     Section 608 Corporate Trustee Required; Eligibility.
          There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).
     Section 609 Resignation and Removal; Appointment of Successor.
     (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 609.
     (2) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 90 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.
     (3) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Issuer.
     (4) If at any time:
     (a) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Issuer or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or
     (b) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Issuer or any such Holder, or
     (c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by or pursuant to a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.
     (5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 609. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 609, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders of Securities and accepted appointment in the manner required by Section 609, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     (6) The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by providing written notice of such event to the Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
     As used in this Section 609, “Trustee” shall also include each of the Registrar, Paying Agent and Transfer Agent, as applicable.
     Section 610 Acceptance of Appointment by Successor.
     (1) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer, the Guarantors and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Issuer, any Guarantor or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 1003, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.
     (2) Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantors, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring

Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee’s co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer, any Guarantor or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor relates and subject to Section 1003 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 606.
     (3) Upon request of any Person appointed hereunder as a successor Trustee, the Issuer and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.
     (4) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.
     Section 611 Merger, Conversion, Consolidation or Succession to Business.
     Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided that such Corporation shall otherwise be qualified and eligible under this Article), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities in either its own name or that of its predecessor Trustee.

     Section 612 Appointment of Authenticating Agent.
          The Trustee may appoint an Authenticating Agent acceptable to the Issuer to authenticate Securities. An Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
ARTICLE SEVEN
HOLDERS LISTS AND REPORTS BY TRUSTEE, ISSUER AND GUARNATORS
     Section 701 Issuer to Furnish Trustee Names and Addresses of Holders.
     In accordance with Section 312(a) of the Trust Indenture Act, the Issuer shall furnish or cause to be furnished to the Trustee
     (1) semi-annually with respect to Securities of each series not later than [•] and [•] of the year or upon such other dates as are set forth in or pursuant to the Board Resolution or indenture supplemental hereto authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and
     (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.
     Section 702 Preservation of Information; Communications to Holders.
     The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.
     Every Holder of Securities, by receiving and holding the same, agrees with the Issuer, the Guarantors and the Trustee that none of the Issuer, the Guarantors, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.
     Section 703 Reports by Trustee.
     (1) Within 60 days after [•] of each year commencing with the first [•] following the first issuance of Securities pursuant to Section 301, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such [•] with respect to any of the events specified in said Sections 313(a) and 313(b)(2) which may have occurred since the later of the immediately preceding [•] and the date of this Indenture.
     (2) The Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.
     (3) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.
     Section 704 Reports by Issuer and Guarantors.
     The Issuer and each Guarantor pursuant to Section 314(a) of the Trust Indenture Act, shall:
     (1) file with the Trustee, for distribution to a Holder of Securities upon such Holder’s request, within 15 days after the Issuer or such Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer or such Guarantor, as the case may be, may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer or any Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
     (2) file with the Trustee, for distribution to a Holder of Securities upon such Holder’s request, and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer or such Guarantor, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (3) transmit within 30 days after the filing thereof with the Trustee, for distribution to a Holder of Securities upon such Holder’s request, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuer or such Guarantor, as the case may be, pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.
ARTICLE EIGHT
CONSOLIDATION, MERGER AND SALES
     Section 801 Issuer May Consolidate, Etc., Only on Certain Terms.

     The Issuer shall not, in any transaction or series of related transactions, consolidate with, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its property and assets to, or merge with or into or wind up into, any Person unless:
     (1) either (A) the Issuer shall be the continuing Person (in the case of a merger) or (B) the successor Person (if other than the Issuer) formed by or resulting from the consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the applicable issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Issuer”);
     (2) the Successor Issuer, if other than the Issuer, shall expressly assume all the obligations of the Issuer pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory in form to the Trustee;
     (3) immediately after giving effect to the transaction described above, no Event of Default under this Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the applicable indenture, shall have occurred and be continuing;
     (4) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such person’s obligations under this Indenture and Securities; and
     (5) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture.
     Immediately after giving pro forma effect to the transaction described above, (1) the Collateral owned by the successor Person will continue to constitute Collateral under the applicable indenture and related security documents and (2) to the extent any assets of the Person which is merged or consolidated with or into the successor Person are assets of the type which would constitute Collateral under the related security documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the security documents in the manner and to the extent required by the Indenture.
     Section 802 Successor Person Substituted for Issuer.
     In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which the Issuer is not the continuing entity and upon execution and delivery by the successor Person of the supplemental indenture described in Section 801, such successor Person shall succeed to, and be substituted for, the Issuer and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and the predecessor Issuer shall be automatically released and discharged from all obligations and covenants under this Indenture, the Securities.
ARTICLE NINE
SUPPLEMENTAL INDENTURES
     Section 901 Supplemental Indentures without Consent of Holders.

     Without the consent of any Holders of Securities, the Issuer (when authorized by or pursuant to a Board Resolution), the Guarantors (each when authorized by a Guarantor’s Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Person to the Issuer or a Guarantor, and the assumption by any such successor of the covenants of the Issuer or such Guarantor, as the case may be, contained herein and in the Securities or the Guarantees of such Guarantor, as the case may be; or
     (2) to add to the covenants of the Issuer or any Guarantor for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Issuer or any Guarantor with respect to all or any series of Securities issued under this Indenture (as shall be specified in such supplemental indenture or indentures); or
     (3) to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture); or
     (4) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there are no Outstanding Securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply; or
     (5) to secure or, if applicable, to provide additional security for all or any Securities or Guarantees issued under this Indenture and all or any guarantees, if any, of all or any such Securities and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any Securities or all or any guarantees, if any, of all or any Securities in accordance with the terms of this Indenture; or
     (6) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of Securities pursuant to Article Four, provided that any such action shall not adversely affect the interests of any Holder of a Security of such series or any other Security in any material respect; or
     (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609; or
     (8) to cure any ambiguity, omission, defect or inconsistency or to correct or supplement any provision herein which may be defective or which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or
     (9) to change any place or places where the principal of and premium, if any, and interest, if any, on the Securities s shall be payable, the Securities may be surrendered for registration or transfer, the Securities may be surrendered for exchange, and notices and demands upon the Issuer may be served; or
     (10) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939; or
     (11) to conform the text of this Indenture, the Guarantees or the Securities to any provision of the “Description of the secured notes” and “Description of the unsecured notes” sections of the prospectus supplement to the extent that such provision in such “Description of the secured notes” or “Description of the unsecured notes” section was intended to be a verbatim recitation of a provision of this Indenture; or
     (12) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; or
     (13) to add additional Guarantees or additional Guarantors in respect of all or any Securities under this Indenture, and to evidence the release and discharge of any Guarantor from its obligations under its Guarantee of any or all Securities and its obligations under this Indenture in respect of any or all Securities in accordance with the terms of this Indenture.
     Section 902 Supplemental Indentures with Consent of Holders.
     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer (when authorized by or pursuant to a Board Resolution), the Guarantors (each when authorized by or pursuant to a Guarantor’s Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Securities of such series or the Guarantees of such Securities or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall
     (1) change the Stated Maturity of the principal of, or installment of interest, if any, on, Securities of any series, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or

     (2) change the Currency in which the principal of (and premium, if any) or interest on such Securities are denominated or payable;
     (3) adversely affect the right of repayment or repurchase, if any, at the option of the Holder after such obligation arises, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);
     (4) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or
     (5) modify any of the provisions of this Section, Section 513 or Section 1006; or
     (6) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or
     (7) except as expressly permitted by this Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Securities.
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
     Anything in this Indenture to the contrary notwithstanding, if more than one series of Securities is Outstanding, the Issuer and the Guarantors shall be entitled to enter into a supplemental indenture under this Section 902 with respect to any one or more series of Outstanding Securities without entering into a supplemental indenture with respect to any other series of Outstanding Securities.
     It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 903 Execution of Supplemental Indentures.
     As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through

315(d) of the Trust Indenture Act) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, the Issuer and the Guarantors, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 904 Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 905 Reference in Securities to Supplemental Indentures.
     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
     Section 906 Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
ARTICLE TEN
COVENANTS
     Section 1001 Payment of Principal, Premium, Interest and Additional Amounts.
     The Issuer covenants and agrees for the benefit of the Holders of the Securities of each series that it shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
     The Issuer shall pay interest on overdue principal at the rate equal to the then applicable interest rate on Security to the extent lawful; it shall pay interest overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     Section 1002 Maintenance of Office or Agency.
          The Issuer shall maintain, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where any series of Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Unless otherwise provided in or pursuant to this Indenture (including, without limitation, pursuant to Section 301 with respect to the Securities of any series), the Issuer hereby designates the place where the Trustee shall from time to time maintain its Corporate Trust Office as the Issuer’s Office or Agency for such purpose and initially appoints the Trustee as the Security Registrar for each series of Securities and. The Issuer may subsequently appoint a different or additional Office or Agency and, as provided in Section 305, may remove and replace from time to time the Security Registrar.
     Section 1003 Money for Securities Payments to Be Held in Trust.
     If the Issuer shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on, or any Additional Amounts with respect to any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency or Currencies in which the Securities of such series are payable sufficient to pay the principal, any premium, interest and Additional Amounts, as the case may be, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.
     Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, or any premium or interest on or any Additional Amounts with respect to, any Securities of such series, deposit with any Paying Agent a sum (in the Currency or Currencies described in the preceding paragraph) sufficient to pay the principal, premium, interest and Additional Amounts, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

     The Issuer shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:
     (1) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;
     (2) give the Trustee notice of any default by the Issuer (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
     Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any Security of any series and remaining unclaimed for two years after such principal or such premium or interest or Additional Amount shall have become due and payable shall be paid to the Issuer on Issuer Request (or if deposited by a Guarantor, paid to such Guarantor on Guarantor Request) or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer or such Guarantor, as the case may be, for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
     Section 1004 Additional Amounts.
     If any Securities of a series provide for the payment of Additional Amounts by the Issuer, the Issuer agrees to pay to the Holder of any such Security Additional Amounts as provided in or pursuant to this Indenture or such Securities; and, if the Guarantee of the Securities of a series provides for the payment of Additional Amounts by any Guarantor of the Securities of such series, each such Guarantor agrees, severally and not jointly, to pay to the Holder of any such Security Additional Amounts as provided in or pursuant to this Indenture or its Guarantee of such Security. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or Guarantee, such mention shall be deemed to include mention of the payment of Additional

Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.
     Section 1005 Legal Existence.
     Subject to Article Eight, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence as any type of Corporation (it being understood that nothing in this Section 1005 shall prohibit the Issuer from changing its legal form from one type of Corporation to another type of Corporation).
     Section 1006 Waiver of Certain Covenants.
     The Issuer may omit in any particular instance to comply with any term, provision or condition set forth in Sections 801, 802, 1002, 1003 or 1005 with respect to the Securities of any series and, if expressly provided pursuant to Section 301 with respect to the Securities of such series, any additional covenants applicable to the Securities of such series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
     Section 1007 Issuer Statement as to Compliance.
     The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating whether or not, to the best of his or her knowledge, the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.
     Section 1008 Guarantor Statement as to Compliance.
     Each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating whether or not, to the best of his or her knowledge, such Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if such Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.
ARTICLE ELEVEN
REDEMPTION OF SECURITIES
     Section 1101 Applicability of Article.
     Redemption of Securities of any series at the option of the Issuer as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article.
     Section 1102 Election to Redeem; Notice to Trustee.
     The election of the Issuer to redeem any Securities shall be evidenced by or pursuant to a Board Resolution or an Officer’s Certificate or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Issuer of less than all of the Securities of any series, the Issuer shall, at least 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.
     In the case of any redemption of Securities (A) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (B) pursuant to an election of the Issuer which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate evidencing compliance with such restriction or condition.
     Section 1103 Selection by Trustee of Securities to be Redeemed.
     If less than all of the Securities of any series are to be redeemed (unless all of the Securities of such series and of a special tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series, not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto.
     The Trustee shall promptly notify the Issuer and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.
     Section 1104 Notice of Redemption.
     Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice in the manner herein provided to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portions thereof.
     Any notice that is provided to the Holder of any Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.
     All notices shall identify the Securities to be redeemed and shall state:
     (1) the Redemption Date;
     (2) the Redemption Price;
     (3) if any Security is to be redeemed in part only, the portion of the principal amount of that Security that is to be redeemed and that, after the Redemption Date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion of the original Security representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Securities upon cancellation of the original Security;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
     (6) that, unless the Issuer defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date;
     (7) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Securities; and
     A notice of redemption published as contemplated by Section 106 need not identify particular Securities to be redeemed.

     Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.
     Section 1105 Deposit of Redemption Price.
     On or prior to any Redemption Date, the Issuer shall deposit, with respect to the Securities of any series called for redemption pursuant to Section 1104, with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the applicable Currency or, if the Redemption Price shall be payable in cash, securities and/or other property, an amount of money in the applicable Currency, securities and/or other property, as the case may be, sufficient to pay the Redemption Price of, and (unless otherwise specified pursuant to Section 301 with respect to the Securities of such series) any accrued interest on, all such Securities or portions thereof which are to be redeemed on that date.
     Section 1106 Securities Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together, if applicable, with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307; provided further that, unless otherwise specified as contemplated by Section 301, if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on the relevant Regular Record Date.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security or, if no rate is prescribed therefor in the Security, at the rate of interest, if any, borne by such Security.
     Section 1107 Securities Redeemed in Part.
     Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
ARTICLE TWELVE
SINKING FUNDS
     Section 1201 Applicability of Article.
     The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required in or pursuant to this Indenture or any Security of such series issued pursuant to this Indenture.
     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and this Indenture.
     Section 1202 Satisfaction of Sinking Fund Payments with Securities.
     The Issuer (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
ARTICLE THIRTEEN
REPAYMENT AT THE OPTION OF HOLDERS
     Section 1301 Applicability of Article.
     Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 309, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Issuer, at its option, shall deliver or surrender the same to the

Trustee with a directive that such Securities be cancelled. Notwithstanding anything to the contrary contained in this Section 1301, in connection with any repayment of Securities, the Issuer may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the applicable repayment date an amount not less than the repayment price payable by the Issuer on repayment of such Securities, and the obligation of the Issuer to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.
     Unless otherwise expressly stated in this Indenture or pursuant to Section 301 with respect to the Securities of any series or unless the context otherwise requires, all references in this Indenture to the repayment of Securities at the option of the Holders thereof (and all references of like import) shall be deemed to include a reference to the repurchase or redemption of Securities at the option of the Holders thereof.
ARTICLE FOURTEEN
SECURITIES IN FOREIGN CURRENCIES
     Section 1401 Applicability of Article.
     Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same Currency or (ii) any distribution to Holders of Securities of any series in which not all of such Securities are denominated in the same Currency, in the absence of any provision to the contrary in or pursuant to this Indenture or the Securities of such series, any amount in respect of any Security denominated in a Currency other than Dollars shall be treated for any such action, determination or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Securities of such series (if any) for such action, determination or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such distribution) as the Issuer may specify in a written notice to the Trustee.
ARTICLE FIFTEEN
GUARANTEES
     Section 1501 Guarantees.
     The Securities of each series shall be guaranteed by such Guarantors, and on such terms and subject to such conditions, as shall be established pursuant to Section 301 with respect to the Securities of such series. The Persons who shall initially be the Guarantors of the Securities of any series may, but need not, include any or all of the Initial Guarantors and may include any and all such other Persons as the Issuer may determine; provided that prior to the initial issuance of Securities that are to be guaranteed by a Person that is not an Initial Guarantor (or, if provided by the terms of this Indenture, a successor to an Initial Guarantor), the parties hereto and such

Person shall enter into a supplemental indenture pursuant to Section 901 hereof whereby such Person shall become a Guarantor under this Indenture.
     Anything in this Indenture, the Securities or any Guarantee to the contrary notwithstanding, the obligations of each Guarantor under its Guarantees and this Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Guarantees and this Indenture not constituting a fraudulent advance or fraudulent transfer under any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or other law affecting the rights of creditors generally.
     No Guarantee shall be valid and obligatory for any purpose with respect to any Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.
ARTICLE SIXTEEN
SECURITY
     Section 1601 Security.
     If so provided pursuant to Section 301 with respect to the Securities of any series, the Securities of such series and/or the Guarantees of such Securities may be secured by such property, assets or other collateral as may be specified in or pursuant to Section 301. Any and all terms and provisions applicable to the security for the Securities of such series and/or such Guarantees shall also be provided in or pursuant to Section 301, which may include, without limitation, provisions for the execution and delivery of such security agreements, pledge agreements, collateral agreements and other similar or related agreements as the Issuer or any Guarantor may elect and which may provide for the Trustee to act as collateral agent or in a similar or other capacity. The Trustee shall comply with Sections 313(a)(5) and (6) and 313(b)(1) of the Trust Indenture Act and the Issuer and, if applicable, any Guarantor that has pledged collateral to secure its Guarantee shall comply with Sections 314(b), 314(c) and 314(d) of the Trust Indenture Act, in each case in respect of any secured Securities and/or Guarantees that may be Outstanding hereunder from time to time.
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     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

HCA INC.
By:
Name:
Title:

•

as Trustee
By:
Name:
Title:

SCHEDULE 1
Initial Guarantors